Exhibit 10(b)(5)(b)

EXECUTION COPY

AMENDMENT NO. 1 dated as of March 6, 2008 among NewStar Structured Finance Opportunities, LLC (the “Issuer”), NewStar Financial, Inc., as limited recourse provider (the “Limited Recourse Provider”), MMP-5 Funding, LLC, Fenway Capital, LLC, Fenway Funding, LLC, Natixis Financial Products Inc. (as successor to IXIS Financial Products Inc.), as agent for the Investors (in such capacity, together with its successors in such capacity, the “Investor Agent”) and U.S. Bank National Association, as trustee (in such capacity, together with its successors and assigns, the “Trustee”).

Reference is made to the Note Purchase Agreement dated as of March 21, 2006 (as amended, modified and/or supplemented prior to the effectiveness hereof, the “Note Purchase Agreement”) among the Issuer, the Limited Recourse Provider, MMP-5 Funding, LLC, as Swingline Investor, the Investors party thereto, the Investor Agent and the Trustee. The parties to the Note Purchase Agreement wish to amend the Note Purchase Agreement to the extent provided herein. Accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Terms used but not defined herein have the respective meanings given to such terms in the Note Purchase Agreement.

Section 2. Amendments to Note Purchase Agreement. Effective as of September 29, 2006, but subject to the execution and delivery of this Amendment No. 1 by each of the intended parties hereto, the Note Purchase Agreement shall be amended as set forth below.

(a) The definition of Advance Credit Balance in Section 1.1 of the Note Purchase Agreement is amended to read in its entirety as follows:

““Advance Credit Balance” means a running balance (which balance may never be less than zero) that may be increased or decreased, as applicable, by the following procedures:

i.	On any date a Collateral Debt Security (or multiple Collateral Debt Securities) is purchased by the Issuer and the portion of the Purchase Price funded by an Advance is less than the marginal increase of the Maximum Advance before and after giving effect to such purchase, then the excess of the marginal increase over the Advance used for such purchase will be added to the Advance Credit Balance.

ii.

On any date that a Moody’s Rating is assigned to a Collateral Debt Security by the receipt of a rating by Moody’s pursuant to clause (g) of the definition of Moody’s Rating and the Moody’s Rating actually assigned is different than the Interim Rating deemed pursuant to such clause (g), an amount designated by NewStar will be added to the Advance Credit Balance not to exceed (x) the Maximum Advance plus Cash on deposit in the Collateral Account representing Principal Proceeds minus (y) outstanding Advances, after giving effect to such assigned Moody’s Rating. For the avoidance of doubt, if (x) minus (y) results in a negative number, the Advance Credit Balance will be reduced by such absolute amount thereof.

iii.	On any date that the Issuer (or the Collateral Manager on behalf of the Issuer) requests an Advance and designates the Advance (or a portion of such Advance) as an Advance Credit Balance withdrawal (an “Advance Credit Balance Withdrawal”), the proceeds thereof will be transferred to NewStar (or, in the circumstances contemplated by Section 6.4, deposited into the Collateral Account) and the Advance Credit Balance will be reduced accordingly by the amount of each such withdrawal; provided, any Advance will be permitted to be made in accordance with this clause only if, after giving effect to such withdrawal, the Advance Credit Balance is greater than or equal to zero; provided further, that no Limited Recourse Event has occurred.”

(b) The definition of Over-Advanced Amount in Section 1.1 of the Note Purchase Agreement is amended to read in its entirety as follows:

““Over-Advanced Amount” means, as of any day, the greater of (i) zero (0) and (ii) an amount equal to the aggregate outstanding principal balance of the Advances and Swingline Advances as of such date and the Advance Credit Balance as of such date reduced by any Cash on deposit in the Collateral Account representing Principal Proceeds and Eligible Investments in the Collateral Account representing Principal Proceeds minus the Maximum Advance as of such day.”

(c) Section 3.2(b) of the Note Purchase Agreement is amended to read in its entirety as follows:

“(b) immediately after such Funding (and the intended use of the proceeds thereof), the aggregate outstanding principal amount of the Advances and the Swingline Advances shall not exceed the sum of (x) the Maximum Advance and (y) Cash on deposit in the Collateral Account representing Principal Proceeds and the aggregate outstanding principal amount of the Swingline Advances shall not exceed the Swingline Amount;”

(d) For the avoidance of doubt, it is hereby acknowledged and agreed by the parties hereto that proceeds of Advances deposited in the Collateral Account shall constitute Principal Proceeds for purposes of the Note Purchase Agreement.

Section 3. Representations and Warranties. The Issuer represents and warrants to each Investor and the Investor Agent that after giving effect to this Amendment No. 1, (a) no Default shall have occurred and be continuing and (b) the representations and warranties of the Issuer contained in the Note Purchase Agreement and each of the other Financing Documents shall be true and correct, except where such representation or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and

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correct as so qualified as of such date (unless stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

Section 4. Continuing Effectiveness. Except as amended hereby, the Note Purchase Agreement shall remain unchanged and in full force and effect, and each reference to the Note Purchase Agreement in the Financing Documents shall be deemed to be a reference to the Note Purchase Agreement as amended hereby.

Section 5. Counterparts. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Amendment No. 1 by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6. Governing Law. This Amendment No. 1 shall be construed in accordance with and be governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

NEWSTAR STRUCTURED FINANCE OPPORTUNITIES, LLC

By:	/s/ John J. Frishkopf
	Name:	John J. Frishkopf
	Title:	Managing Director

NEWSTAR FINANCIAL, INC. as Limited Recourse Provider

By:	/s/ John J. Frishkopf
	Name:	John J. Frishkopf
	Title:	Managing Director

MMP-5 FUNDING, LLC as Investor and Swingline Investor

By:	/s/ Bernard J. Angelo
	Name:	Bernard J. Angelo
	Title:	Vice President

FENWAY CAPITAL, LLC as Investor

By:	/s/ Bernard J. Angelo
	Name:	Bernard J. Angelo
	Title:	Vice President

FENWAY FUNDING, LLC as Investor

By:	/s/ Bernard J. Angelo
	Name:	Bernard J. Angelo
	Title:	Vice President

NATIXIS FINANCIAL PRODUCTS INC. (as successor to IXIS Financial Products Inc.) as Investor Agent

By:	/s/ Ralph J. Inglese
	Name:	Ralph J. Inglese
	Title:	Managing Director

By:	/s/ Christopher Hayden
	Name:	Christopher Hayden
	Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Kyle Harcourt
	Name:	Kyle Harcourt
	Title:	Vice President